                                                                    EXHIBIT 4.3

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
                            THE SHARES REPRESENTED HEREBY ARE SUBJECT TO
   [NUMBER]                 (i) RESTRICTIONS ON TRANSFER AND THE REGISTRATION OF              [SHARES]
DB                          TRANSFER, AND (ii) MANDATORY CONVERSION UPON THE
                            OCCURRENCE OF CERTAIN EVENTS - SEE REVERSE SIDE.

                                          A.H. BELO CORPORATION
SERIES B COMMON                                                                            CUSIP 080555 20 4

PAR VALUE $1.67 EACH        INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE.           SEE REVERSE FOR
                          THIS CERTIFICATE IS TRANSFERABLE IN BOSTON MASSACHUSETTS        CERTAIN DEFINITIONS
                                            AND NEW YORK, NEW YORK                          AND RESTRICTIONS
                                 SEE REVERSE SIDE FOR RIGHTS PLAN CERTIFICATION

This Certifies that




is the owner of

                                  FULLY PAID AND NONASSESSABLE SHARES OF SERIES B COMMON STOCK OF


A.H. BELO CORPORATION transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.  This certificate and the shares represented hereby are issued under and shall be subject to all of the provisions of the Certificate of Incorporation and Bylaws of the Corporation and any amendments thereto, copies of which are on file with the Corporation and the Transfer Agent, to all of which the holder, by acceptance hereof, assents.
This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

          WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

[A. H. BELO
 CORPORATION
   DELAWARE
     SEAL]

Dated:

          /s/ ROBERT W. DECHERD                      /s/ BRENDA C. MADDOX
                     CHAIRMAN OF THE BOARD                          TREASURER


COUNTERSIGNED AND REGISTERED
         THE FIRST NATIONAL BANK OF BOSTON
                                             TRANSFER AGENT
                                              AND REGISTRAR

BY

                                       AUTHORIZED SIGNATURE

     SEE REVERSE SIDE FOR RESTRICTIONS ON THE RIGHTS, PRIVILEGES, AND PREFERENCES OF THESE SHARES AND HOLDERS THEREOF.

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
                             A.H. BELO CORPORATION

     The Corporation is authorized to issue three series of Common Stock (Series A, Series B, and Series C), and more than one series of preferred stock. Upon written request of the recordholder of this Certificate to the Corporation at its principal place of business or registered office, a full statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights will be furnished without charge.

     The holders of Series B Stock are entitled to ten (10) votes per share, voting as a single class with the holders of all outstanding shares of Series A Stock and outstanding shares, if any, of Series C Stock. Shares of Series B Stock are subject to significant restrictions on transfer and registration of transfer and to mandatory conversion upon the occurrence of certain events. In general, Series B Stock can be transferred only to "Permitted Transferees" (as defined in Article Four of the Corporation's Certificate of Incorporation).

     As a condition to transfer of Series B Stock the Corporation requires affidavits or other proof acceptable to the Corporation and its transfer agent that the transferee is a Permitted Transferee. Series B Stock presented for transfer shall be presumed to be presented for conversion and delivery of Series A Stock to a person who is not a Permitted Transferee unless accompanied by such evidence to the contrary when delivered to the Corporation or its transfer agent.

     Shares of Series B Stock are freely convertible into shares of Series A Stock. The holder of such shares may exercise the conversion privilege at any time by surrendering the certificate(s) representing Series B Stock to the Corporation or its transfer agent and completing and signing the written notice of election to convert such shares into Series A Stock set forth at the bottom of this certificate.

     All statements herein are qualified in their entirety by reference to the provisions of Article Four of the Corporation's Certificate of Incorporation and the Certificate of Designation by which the Series B Stock was created, both of which are incorporated herein by this reference.

     The Communications Act of 1934 imposes restrictions on the ownership of shares of the Corporation by aliens. Article IX, Section 5 of the Bylaws of the Corporation provides that (a) not more than one-fourth of the equity or voting power of the Corporation shall at any time by owned of record or voted by or for the account of aliens, and (b) if the stock records of the Corporation shall at any time disclose one-fourth alien ownership or voting power, no transfers of shares to aliens will be made and, if it shall thereafter be found that such shares are in fact held by or for the account of an alien, such shares will not be entitled to vote, to receive dividends, or to any other rights, except the right to transfer such shares to a United States citizen. For these purposes, "alien"" shall include the following: any individual not a citizen of the United States of America and any representative of any such individual; any corporation or other entity organized under the laws of any foreign government; any foreign government, its agencies or representatives; any partnership of which any partner is an alien, except for limited partners insulated in accordance with the rules and regulations of the Federal Communications Commission; any corporation or other entity controlled directly or indirectly by other than United States citizens; and any other entity or individual determined to be an alien under Section 310 of the Communications Act of 1934, as amended, or the rules and regulations of the Federal Communications Commission.

                            -------------------------

                                 ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of the certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM -- as tenants in common                 UNIF GIFT MIN ACT -- _____________ Custodian ___________
        TEN ENT -- as tenants by the entireties                                 (Cust)                  (Minor)
        JT TEN  -- as joint tenants with right of                            under Uniform Gifts to Minors
                   survivorship and not as tenants                           Act __________________
                   in common                                                           (State)

   Additional abbreviations may also be used though not in the above list.


                           --------------------------

For Value Received, __________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
[                                    ]


_______________________________________________________________________________
     PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE, INCLUDING ZIP CODE

_______________________________________________________________________________

_______________________________________________________________________________

________________________________________________________________________ Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________
Attorney to transfer such stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated
     --------------------------------

Signature(s) Guaranteed:

---------------------------------------------
THE SIGNATURE(S) MUST BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT
TO S.E.C. RULE 17Ad-15.

Signature(s)

---------------------------------------------
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT
MUST CORRESPOND WITH THE NAME(S) AS WRITTEN
UPON THE FACE OF THE CERTIFICATE IN
EVERY PARTICULAR, WITHOUT ALTERATION OR
ENLARGEMENT OR ANY CHANGE WHATEVER.

                         ------------------------------

       UNLESS THE FOLLOWING CERTIFICATE OF PERMITTED TRANSFEREE IS COMPLETED AT TIME OF REQUEST FOR TRANSFER, SHARES OF SERIES A STOCK (RATHER THAN SERIES B STOCK) WILL BE ISSUED AUTOMATICALLY ON A SHARE-FOR-SHARE BASIS UPON TRANSFER PURSUANT TO THE FOREGOING ASSIGNMENT

                      CERTIFICATE OF PERMITTED TRANSFEREE


The undersigned hereby certifies that the undersigned, the assignee of ________________ shares of Series B Stock represented by the within certificate, is ____________________________________________________________________________
                        (State relationship to assignor)

of the assignor and as such is a Permitted Transferee (as defined in Article Four of the Corporation's Certificate of Incorporation). The undersigned hereby requests that such shares of series B Stock be transferred to and registered in the name of the undersigned. The undersigned hereby acknowledges that such shares of Series B Stock may not be transferred into "street" or nominee name or to any person who is not a Permitted Transferee and that any such shares subsequently transferred to "street" or nominee name or to a person who is not such a Permitted Transferee will be deemed to have been converted automatically into shares of Series A Stock in accordance with Article Four of the Corporation's Certificate of Incorporation.

_____________________________________   _____________________________________
              Address                            Print Name

_____________________________________   _____________________________________
       City, State, Zip Code                     Signature


Dated _____________________________________

                     NOTICE OF ELECTION TO CONVERT SHARES OF
                  SERIES B STOCK INTO SHARES OF SERIES A STOCK

     The undersigned hereby converts ________________ shares of Series B Stock represented by this certificate into a like number of shares of series A Stock to be registered in the name of the undersigned (any balance of shares not converted hereby will be returned to the undersigned as shares of Series B Stock).

Dated _______________________________   _____________________________________
                                                  Signature

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between A.H. Belo Corporation and The First National Bank of Boston, dated as of March 10, 1986, amended and restated as of February 28, 1996, as amended or supplemented (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of A.H. Belo Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. A.H. Belo Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons (as defined in the Rights Agreement) may become null and void.